Exhibit 99.1

Medley Capital Corporation Announces Fourth Quarter and Fiscal Year Ended September 30, 2017 Financial Results

NEW YORK, NY (December 7, 2017) - Medley Capital Corporation (NYSE: MCC) (the "Company") today announced financial results for the quarter and year ended September 30, 2017.

Fourth Quarter Highlights

•	Declared a dividend of $0.16 per share

•	Net investment income of $0.16 per share

•	Net asset value (NAV) of $8.45 per share

Portfolio Investments

The total value of our investments was $837.0 million at September 30, 2017. During the quarter ended September 30, 2017, the Company originated $58.0 million of new investments and had $82.0 million of repayments resulting in net repayments of $24.0 million. The majority of new investments were in 7 directly originated senior secured loans to sponsor backed borrowers. As of September 30, 2017, the Company had investments in securities of 64 portfolio companies with approximately 67.5% consisting of senior secured first lien investments, 16.2% consisting of senior secured second lien investments, and 16.3% in equities / warrants. As of September 30, 2017, the weighted average yield based upon the cost basis of our income bearing portfolio investments, excluding cash and cash equivalents, was 10.8%.

Results of Operations: Three Months Ended September 30, 2017

For the three months ended September 30, 2017, the Company reported net investment income per share and net loss per share of $0.16 and $0.22, respectively, calculated based upon the weighted average shares outstanding. As of September 30, 2017, the Company’s NAV was $8.45 per share.

Investment Income

For the three months ended September 30, 2017, gross investment income was $22.1 million and consisted of $18.8 million of portfolio interest income, $1.5 million of dividend income, and $1.8 million of fee income.

Expenses

For the three months ended September 30, 2017, total expenses were $13.5 million and consisted of the following: base management fees of $4.3 million, interest and financing expenses of $7.2 million, professional fees of $0.3 million, administrator expenses of $0.9 million, directors fees of $0.2 million, and other general and administrative related expenses of $0.6 million.

Net Investment Income

For the three months ended September 30, 2017, the Company reported net investment income of $8.6 million, or $0.16, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended September 30, 2017, the Company reported a net realized loss of $11.7 million and net unrealized depreciation, including the provision for income taxes on unrealized depreciation on investments, of $8.4 million.

For the three months ended September 30, 2017, the Company reported a loss on extinguishment of debt of $0.6 million.

Results of Operations: Year Ended September 30, 2017

The Company reported net investment income and net loss of $0.67 per share and $0.28 per share, respectively, calculated based upon the weighted average shares outstanding, for the year ended September 30, 2017.

Investment Income

For the year ended September 30, 2017, gross investment income was $96.3 million and consisted of $85.5 million of portfolio interest income, $4.2 million of dividend income, and $6.6 million of fee income.

Expenses

For the year ended September 30, 2017, total expenses, net of management and incentive fee waivers, were $59.6 million and consisted of the following: base management fees, net of waiver, of $17.7 million, incentive fees, net of waiver, of $0.9 million, interest and financing expenses of $31.4 million, professional fees of $2.2 million, administrator expenses of $3.8 million, directors fees of $0.6 million, and other general and administrative related expenses of $3.0 million.

Net Investment Income

For the year ended September 30, 2017, the Company reported net investment income of $36.4 million, or $0.67, on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the year ended September 30, 2017, the Company reported a net realized loss on investments of $73.1 million and net unrealized appreciation, including the provision for income taxes on unrealized depreciation on investments, of $22.7 million.

For the year ended September 30, 2017, the Company reported a loss on extinguishment of debt of $1.1 million.

Liquidity and Capital Resources

On September 1, 2017, the Company voluntarily prepaid $72.0 million of its senior secured term loan credit facility (the “Term Loan Facility,”) which reduced the balance to $102.0 million from $174.0 million.

As of September 30, 2017, the Company had a cash balance of $108.6 million and $68.0 million of total debt outstanding under its $200.0 million senior secured revolving credit facility.

The Company also had $102.0 million of debt outstanding under the Term Loan Facility, $150.0 million outstanding in SBA-guaranteed debentures, $74.0 million outstanding in aggregate principal amount of 6.5% senior notes due 2021 and $102.8 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On October 31, 2017, the Company’s Board of Directors declared a dividend of $0.16 per share payable on December 22, 2017 to stockholders of record at the close of business on November 22, 2017. The specific tax characteristics of the dividend will be reported to stockholders on Form 1099 after the end of the calendar year.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, December 7, 2017.

All interested parties may participate in the conference call by dialing (888) 637-5728 approximately 5-10 minutes prior to the call, international callers should dial (484) 747-6636. Participants should reference Medley Capital Corporation and the Conference ID: 99307854. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	September 30, 2017	September 30, 2016
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $625,108 and $813,814, respectively)	$575,496	$767,302
Affiliated investments (amortized cost of $91,027 and $10,000, respectively)	90,071	10,000
Controlled investments (amortized cost of $197,918 and $189,077, respectively)	171,424	136,882
Total investments at fair value	836,991	914,184
Cash and cash equivalents	108,572	104,485
Interest receivable	9,371	8,982
Other assets	3,322	893
Fees receivable	765	1,404
Deferred offering costs	307	243
Receivable for dispositions and investments sold	232	689
Total assets	$959,560	$1,030,880

LIABILITIES
Revolving credit facility payable (net of debt issuance costs of $1,777 and $3,590, respectively)	$66,223	$10,410
Term loan payable (net of debt issuance costs of $1,046 and $2,197, respectively)	100,954	171,803
Notes payable (net of debt issuance costs of $4,123 and $4,630, respectively)	172,752	172,883
SBA debentures payable (net of debt issuance costs of $2,846 and $3,525, respectively)	147,154	146,475
Management and incentive fees payable	4,312	4,559
Interest and fees payable	3,760	1,714
Accounts payable and accrued expenses	1,864	2,663
Deferred tax liability	912	2,004
Administrator expenses payable	860	990
Deferred revenue	259	370
Due to affiliate	81	90
Total liabilities	$499,131	$513,961

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 54,474,211 and 54,474,211 common shares issued and outstanding, respectively	$54	$54
Capital in excess of par value	705,046	705,326
Accumulated undistributed net investment income	9,528	10,812
Accumulated net realized gain/(loss) from investments	(176,663)	(99,000)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(77,536)	(100,273)
Total net assets	460,429	516,919
Total liabilities and net assets	$959,560	$1,030,880

NET ASSET VALUE PER SHARE	$8.45	$9.49

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months		For the years
	ended September 30		ended September 30
	2017	2016	2017	2016
INVESTMENT INCOME:
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$14,334	$21,155	$65,399	$98,057
Payment-in-kind	1,779	1,862	9,970	8,010
Affiliated investments:
Cash	458	167	1,950	667
Payment-in-kind	416	—	775	—
Controlled investments:
Cash	728	44	2,046	950
Payment-in-kind	1,103	1,234	5,100	4,531
Total interest income	18,818	24,462	85,240	112,215
Dividend income, net of provisional taxes	1,487	713	4,232	1,047
Interest from cash and cash equivalents	54	16	164	32
Fee income	1,788	2,004	6,620	7,455
Total investment income	22,147	27,195	96,256	120,749

EXPENSES:
Base management fees	4,312	4,589	17,773	19,470
Incentive fees	—	1,633	896	11,492
Interest and financing expenses	7,164	7,706	31,403	30,277
Administrator expenses	860	990	3,848	3,915
General and administrative	651	848	2,555	2,336
Professional fees	262	450	2,192	2,277
Directors fees	175	147	647	544
Insurance	99	100	397	494
Expenses before management and incentive fee waivers	13,523	16,463	59,711	70,805
Management fee waiver	—	(31)	(48)	(143)
Incentive fee waiver	—	(1,633)	(44)	(3,504)
Total expenses net of management and incentive fee waivers	13,523	14,799	59,619	67,158
Net investment income before excise taxes	8,624	12,396	36,637	53,591
Excise tax expense	—	—	(267)	—
NET INVESTMENT INCOME	8,624	12,396	36,370	53,591

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	434	(15,684)	(40,008)	(39,383)
Affiliated investments	3,163	—	3,392	—
Controlled investments	(15,312)	—	(36,470)	—
Net realized gain/(loss) from investments	(11,715)	(15,684)	(73,086)	(39,383)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	(17,180)	2,598	(7,611)	(4,572)
Affiliated investments	(2,553)	—	501	—
Controlled investments	11,002	(3,024)	28,754	(37,685)
Net unrealized appreciation/(depreciation) on investments	(8,731)	(426)	21,644	(42,257)
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	309	486	1,092	87
Loss on extinguishment of debt	(640)	—	(1,097)	—
Net gain/(loss) on investments	(20,777)	(15,624)	(51,447)	(81,553)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(12,153)	$(3,228)	$(15,077)	$(27,962)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(22.00)	$0.06	$(0.28)	$(0.50)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.16	$0.23	$0.67	$0.97
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	54,474,211	54,747,189	54,474,211	55,399,646
DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.22	$0.76	$1.12

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 85 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, we have provided capital to over 400 companies across 35 industries in North America1. For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation (NYSE:MCC) has outstanding bonds which trade on the NYSE under the symbols (NYSE:MCV) and (NYSE:MCX).

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Erin Clark

Teneo Strategy
646-214-8355

_____________________________________

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, ”Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of September 30, 2017.